Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in Registration Statement No. 333-239328 on Form S-3 and Registration Statement No. 333-231405 on Form S-8 of Clarivate Plc of our report dated April 26, 2021, relating to the financial statements of ProQuest LLC appearing in this Current Report on Form 8-K dated June 8, 2021. We also consent to the reference to us under the heading "Experts" in such Registration Statements.

/s/ Deloitte & Touche LLP

Detroit, MI

June 8, 2021